                                  Exhibit 23.1
                                     Consent

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

To Datatec Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report  dated July 26,  2000,  included  in this Form 10-K,  into the  Company's previously filed Registration  Statements,  Nos. 33-87122,  33-94802,  33-93470,
333-08381,  333-03414,  333-09509,  333-15541,  333-16579, 333-22257, 333-36045,
333-34893, 333-40585, 333-48757, 333-53125, 333-88299 and 33-50424.

                                                 ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 26, 2001